UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
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(Name of Registrant As Specified In Its Charter)

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Orinda SkyView Multi-Manager Hedged Equity Fund

Advisors Series Trust
615 E Michigan Street
Milwaukee, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

This Information Statement is being mailed on or about August 30, 2012 to shareholders of record as of July 31, 2012 (the “Record Date”).  The Information Statement is being provided to shareholders of the Orinda SkyView Multi-Manager Hedged Equity Fund (the “Fund”), a series of Advisors Series Trust, 615 E. Michigan St., Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC Order”) that the Trust and the investment adviser to the Fund, Orinda Asset Management, LLC (“Orinda” or the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”).  Under the SEC Order, the Adviser may, subject to the Trust’s Board of Trustee’s (the “Board’s”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund.  Note that the SEC Order does not apply to the Fund’s Lead sub-adviser, and all references to the Fund’s sub-advisers contained herein do not apply to the Fund’s Lead sub-adviser.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement with Connective Capital Management, LLC (“CCM”), a new sub-adviser for the Fund effective June 28, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
This Information Statement is available at http://orindamanagement.com/mutual-fund/downloads/.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with printing, mailing and filing this Information Statement.  One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ORINDA SKYVIEW MULTI-MANAGER HEDGED EQUITY FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-855-467-4632 (855-4ORINDA).

THE ADVISER AND ITS ADVISORY AGREEMENT

Orinda Asset Management, LLC, located at 4 Orinda Way, Suite 100B, Orinda, CA 94563, serves as investment adviser to the following funds (collectively referred to as the “Funds”), each of which is a series of the Trust:

Orinda SkyView Multi-Manager Hedged Equity Fund
Orinda SkyView Macro Opportunities Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated March 29, 2011, as amended on March 16, 2012, to serve as the Investment Adviser to the Funds.  The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on March 29, 2011 for the Orinda SkyView Multi-Manager Hedged Equity Fund and March 30, 2012 for the Orinda SkyView Macro Opportunities Fund.  After its initial two year period, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Adviser receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee, the Adviser pays sub-advisers a sub-advisory fee. Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

At a regular meeting of the Trust’s Board held June 11-12, 2012, the Board members present, including the majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a Sub-advisory Agreement with CCM for the Orinda SkyView Multi-Manager Hedged Equity Fund.  The terms and conditions of the Sub-advisory Agreement with CCM are generally similar in all material respects to the terms and conditions of the Fund’s Sub-advisory Agreements with its other sub-advisers.  The fees payable to CCM under its Sub-advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Fund. The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-adviser to the Fund; (2) the investment  performance of the Fund and its sub-adviser; (3) the costs of the services to be provided and profits to be realized by the sub-adviser and its affiliates from the sub-adviser’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Adviser, the sub-adviser, or their affiliates, from the sub-adviser’s relationship with the Fund. The Board concluded that any fall-out benefits resulting from the engagement of the sub-adviser were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that CCM’s fees would be paid entirely by the Adviser so that no additional expenses would be borne by shareholders for the engagement of CCM.  The Board considered the scope and quality of services to be provided by the sub-adviser, including the fact that the sub-adviser pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio manager responsible for managing the sub-adviser’s portion of the Fund.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-adviser. Based on these considerations, the Board was satisfied, with respect to CCM and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-adviser’s services and (2) the sub-adviser’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board members present, including a majority of the Independent Trustees, unanimously approved the Sub-advisory Agreement with CCM.  As a result of the Board’s determination, CCM became a sub-adviser to the Orinda SkyView Multi-Manager Hedged Equity Fund effective June 28, 2012.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH CCM

Under the Sub-advisory Agreement with CCM, CCM will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The Sub-advisory Agreement with CCM provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees, or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The Sub-advisory Agreement with CCM can be terminated at any time, without the payment of any penalty, by the Board, the Adviser, CCM, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The Sub-advisory Agreement with CCM terminates automatically in the event of an assignment.

Under the Sub-advisory Agreement with CCM, CCM’s fees are based on the assets that CCM is responsible for managing.  Under the Sub-advisory Agreement with CCM, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees CCM receives are included in the Adviser’s management fee.  For its services under the investment advisory agreement with the Trust, the Adviser receives a management fee from the Fund, computed daily and payable monthly, of 2.30% of the Fund’s average net assets.

The Adviser pays the sub-advisers a fee out of its management fee that is based on (other than for the Lead sub-adviser) a percentage of the average daily net assets managed by each sub-adviser.  The Lead sub-adviser receives 1.55% of the Fund’s average daily net assets, less the fees paid to all other sub-advisers.  For the period indicated below, the following fees, as both a percentage of the Fund’s average daily net assets and total dollar amount, were paid to the sub-advisers (excluding amounts paid to the Lead sub-adviser):

March 31, 2011* to February 29, 2012
Percentage of average daily net assets	0.97%
Aggregate dollar amount	$466,251
*Commencement of operations.

The Adviser has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes, interest and dividends on securities sold short and extraordinary expenses, of the Fund at 2.95% for Class A shares and 2.64% for Class I shares.

INFORMATION REGARDING THE FUND

The Fund attempts to generate enhanced risk-adjusted returns by allocating its assets among a carefully chosen group of experienced hedged equity managers who serve as sub-advisers to the Fund and who employ various complementary long/short equity investment strategies.  The Adviser engages an experienced specialized alternative investment advisory firm to serve as the Lead sub-adviser to assist in the identification and selection of sub-advisers and in the portfolio construction process.

Under normal market conditions, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities.    The types of equity securities in which the Fund generally invests include common stocks, preferred stocks, rights, warrants, convertibles, partnership interests, other investment companies, including exchange-traded funds, and American Depositary Receipts (“ADRs”) and other similar investments, including European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).  The Fund may invest up to 25% of its net assets in securities purchased on foreign exchanges, which does not include ADRs, EDRs and GDRs.  There is no limitation on the Fund’s ability to invest in ADRs, EDRs and GDRs and therefore the Fund’s exposure to foreign securities may be greater than 25% of the Fund’s net assets.  The Fund may invest up to 10% of its net assets (out of the 25% which may be invested in foreign securities) in foreign securities of issuers located in emerging markets.  The Fund may also invest up to 15% of its net assets in fixed income securities, including sovereign debt, corporate bonds, exchange-traded notes and debt issued by the U.S. Government and its agencies.  Such fixed income investments may include high-yield or “junk” bonds and generally range in maturity from 2 to 10 years.  The Fund may invest up to 10% of its net assets in currencies and forward currency contracts and may also invest without limit in the securities of small- and medium-sized issuers.  The Fund may utilize leverage of no more than 10% of the Fund’s total assets as part of the portfolio management process.  From time to time, the Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market.  The Fund may also invest up to 20% of its net assets in derivatives including futures, options, swaps and forward foreign currency contracts.  These instruments may be used to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.  Derivative instruments based upon the equity securities described above will be considered equity securities for the purposes of the Fund’s 80% investment restriction.

Each sub-adviser is allocated a portion of the Fund’s assets to invest.  The sub-advisers invest in the securities described above based upon their belief that the securities have a strong appreciation potential (long investing, or actually owning a security) or potential to decline in value (short investing, or borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker).  Each sub-adviser has complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views.  While each sub-adviser is subject to the oversight of the Adviser and Lead sub-adviser, neither the Adviser nor Lead sub-adviser attempt to coordinate or manage the day-to-day investments of the sub-advisers.  In engaging sub-advisers to manage the Fund, the Adviser and Lead sub-adviser look to select sub-advisers who employ complementary long/short equity investment strategies.

INFORMATION REGARDING CCM

CCM, located at 385 Homer Avenue, Palo Alto, CA 94301, is wholly owned by Robert M. Romero, who founded CCM in 2003 and is Chief Executive Officer and portfolio manager of CCM.  CCM is an SEC registered investment advisory firm specializing in providing investment management services to pooled investment vehicles since 2003.  Sidney S. Chen serves as Chief Compliance Officer.

CCM’s portion of the Fund is managed by Mr. Romero.  From 2001 to 2003, Mr. Romero founded Connective Capital Ventures, where he invested in companies such as Vonage, Ironport, and LiveOps. Prior to Connective Capital Ventures, Mr. Romero’s professional experience consisted of engineering and management roles in the technology sector.  Mr. Romero graduated from Stanford University with a BA in Economics, BS in Electrical Engineering/Computer Science, and MS in Engineering Economic Systems.

Other Investment Companies Advised or Sub-Advised by CCM.  CCM does not currently act as investment adviser or investment sub-adviser to other registered investment companies (mutual funds) having similar investment objectives and policies to those of the Fund.

BROKERAGE COMMISSIONS

For the fiscal period ended February 29, 2012, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semiannual report is available on request, without charge, by writing to the Orinda SkyView Multi-Manager Hedged Equity Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Funds.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services LLC FBO Customers 200 Liberty Street New York, NY 10281	Fidelity Management & Research Co.	DE	47.27%	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303	N/A	N/A	24.42%	Record
Charles Schwab & Co. FBO Customers 211 Main Street San Francisco, CA 94105	N/A	N/A	15.63%	Record
LPL Financial FBO Customer Accounts Attn Mutual Fund Operations PO Box 509046 San Diego, CA 92150	N/A	N/A	8.05%	Record

Class C

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services LLC FBO Customers 200 Liberty Street New York, NY 10281	Fidelity Management & Research Co.	DE	74.00%	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303	N/A	N/A	10.98%	Record

Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services LLC FBO Customers 200 Liberty Street New York, NY 10281	Fidelity Management & Research Co.	DE	56.43%	Record
LPL Financial FBO Customer Accounts Attn Mutual Fund Operations PO Box 509046 San Diego, CA 92150	N/A	N/A	21.06%	Record
Charles Schwab & Co. FBO Customers 211 Main Street San Francisco, CA 94105	N/A	N/A	10.09%	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303	N/A	N/A	8.27%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at Orinda SkyView Multi-Manager Hedged Equity Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).